SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported)  July 09, 2009

THE BEARD COMPANY

(Exact name of registrant as specified in its charter)

Oklahoma	1-12396	73-0970298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harvey Parkway

301 N.W. 63rd Street, Suite 400

Oklahoma City, Oklahoma 73116

(Address of principal executive offices) (Zip Code)

(405) 842-2333

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 3 Pages

Information to be Included in the Report:

Item 1.01  Entry into a Material Definitive Agreement.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On July 9, 2009, the Company issued a press release announcing that Beard Dilworth, LLC (“BDLLC”), a subsidiary of the Company, has raised an additional $5,275,000 of funds necessary to develop the Dilworth Field in Kay County, Oklahoma. Copies of the Acquisition and Joint Development Agreement and the press release are attached hereto.

In connection with raising the additional funds, BDLLC has assigned certain working interests in the Dilworth Field.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Form 8-K and are identified by the numbers indicated.

Exhibit No.	Description

2.1

Acquisition and Joint Development Agreement effective June 30, 2009, by and between Beard Dilworth, LLC, RSE Energy, LLC, True Energy Exploration, LLC, Royal Energy, LLC, The Beard Company, Subsurface Minerals Group, LLC and Beard Oil Company

99.1	Press Release dated July 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BEARD COMPANY

/s/ Herb Mee, Jr.
Herb Mee, Jr., President
July 10, 2009

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

Page 2 of 3 Pages

2.1

Acquisition and Joint Development Agreement effective June 30, 2009, by and between Beard Dilworth, LLC, RSE Energy, LLC, True Energy Exploration, LLC, Royal Energy, LLC, The Beard Company, Subsurface Minerals Group, LLC and Beard Oil Company

Filed herewith electronically

99.1	Press Release dated July 9, 2009	Filed herewith electronically

Page 3 of 3 Pages